                                                        EXHIBIT A

                      TRANSITION AND CONSULTING AGREEMENT



  AGREEMENT, dated 29 June 1994, between GENCORP INC. ("GenCorp"), an Ohio corporation whose headquarter offices are located at 175 Ghent Road, Fairlawn, Ohio 44333-3303, and A. WILLIAM REYNOLDS, an individual residing at Old Mill Road, Gates Mills, Ohio 44044.

  You have notified GenCorp that you have decided to retire and terminate your status as an employee of GenCorp as of October 1, 1994, and thereafter, you will be willing to continue to perform certain services on behalf of GenCorp in the capacities and during the periods specified below. Accordingly, the purpose of this Agreement is to record the terms and conditions applicable to
(a) the transition of your employment and relationships with GenCorp and (b) your performance of services as a consultant to GenCorp.

  1. Status and Services As An Employee
     ----------------------------------
     (a) From the date hereof and until July 1, 1994, you will continue to serve as Chairman of the Board ("Chairman"), Chief Executive Officer ("CEO") and a Director of GenCorp and, in such capacities, will continue to perform all duties that you heretofore have performed in these capacities. Effective as of July 1, 1994, you will cease to be the CEO of GenCorp.

     (b) During the period commencing on July 1, 1994 and ending on September 30, 1994, you will serve as the Chairman and a Director of GenCorp and continue your status as an employee of GenCorp. You will perform all duties that you heretofore have performed in these capacities. Effective as of October 1, 1994, you will retire from your employment and cease to be an employee of GenCorp.

     (c) During the periods specified in Sections 1(a) and 1(b) above, your employment will be governed by the provisions of your current employment agreement with GenCorp, except as otherwise expressly provided herein.

A.W. Reynolds
Transitions & Consulting Agreement
29 June 1994
Page 2


  2. Status and Services As A Consultant
     -----------------------------------

     (a) During the period commencing on October 1, 1994 and continuing until March 29, 1995, you will serve as Chairman and as a Director of GenCorp but will not be an employee of GenCorp. During such period, you will perform the duties which the Chairman customarily has performed and, additionally, be available at reasonable times to consult with the Directors, the President and CEO and other executive officers of GenCorp about matters related to the conduct of GenCorp's business. Effective as of March 29, 1995, you will cease to serve as the Chairman and a Director of GenCorp unless you and the Directors otherwise agree.

     (b) During the period commencing on March 29, 1995 and ending on June 30, 1998, you will be available at reasonable times to (i) consult with the Directors, Chairman, CEO, President and/or other executive officers of GenCorp about matters related to the conduct of GenCorp's business and (ii) undertake to perform services which any of them request you to perform in connection with the conduct of GenCorp's business.

     (c) During the periods specified in Sections 2(a) and (b), your role and services as an officer of and a consultant to GenCorp will be governed by this Agreement.

  3. Compensation
     ------------

     (a) Until you retire on October 1, 1994, GenCorp will continue to pay to you the annual salary which the Directors last established for your position in semi-monthly installments of $28,333.34 each. Additionally, you will be eligible for consideration in early 1995 for payment of a year-end incentive amount in respect of fiscal year 1994 in accordance with GenCorp's established policy and practices.

     (b) Commencing on October 1, 1994 and on the first business day of each succeeding nine calendar months (i.e., through June, 1995), GenCorp

A. W. Reynolds
Transition & Consulting Agreement
29 June 1994
Page 3


  will pay you a consulting fee in the amount of $56,666.68 per month. Additionally, on July 1, 1995, GenCorp will pay to you a one-time lump-sum amount of $40,000.00.

     (c) On and after July 1, 1995 and until July 1, 1998, GenCorp will pay you a daily consulting fee of $2,000.00 per day (or pro rata part thereof for a partial day) for any consulting services which you perform at the request of GenCorp, any of its Directors or the Chairman and Chief Executive Officer of GenCorp.

  4. Pension and Other Benefits
     --------------------------

     (a) Upon your retirement, your pension benefits will be payable as provided and in the amounts specified below:

           (i) Commencing on October 1, 1994, you will be eligible to receive your pension benefit under the Pension Plan For Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies ("Pension Plan") and GenCorp will arrange for payment of your pension benefit under the Pension Plan in accordance with your election of payment in the form of a 50 percent joint and survivor annuity. This amount will be $29,228.00 per year.

           (ii) Also commencing on October 1, 1994, GenCorp will begin payment of (i) the pension benefit which you are entitled to receive under the Benefits Restoration Plan (i.e., $106,960.00 per year) and (ii) the supplemental pension benefit due to you under paragraph 8 of the letter agreement, dated August 8, 1984, between you and GenCorp (i.e., $244,421.00 per year), a total of $351,381.00 per year. The foregoing amount reflects
   (i) the decision of the Compensation Committee to accord you nine additional months of service (i.e., October 1994 through June 1995), (ii) your election of payment in the form of a 50 percent joint and survivor annuity, and (iii) the reduction made in respect of the pension benefit which you are eligible to receive

A. W. Reynolds
Transition & Consulting Agreement
29 June 1994
Page 4


     under the pension plans of TRW Inc., based on your decision to receive same commencing as of October 1, 1994 (i.e., $58,962.00 per year).

     (b) You will be eligible to participate in and will be covered by the GenCorp Retiree Medical Plan ("Medical Plan") in accordance with and subject to all provisions thereof, including without limitation GenCorp's right to amend, modify and/or terminate the Medical Plan with or without notice thereof.

     (c) GenCorp will pay or reimburse to you in accordance with its current policy and practices a portion of the fees charged by The Ayco Corporation for personal financial consulting services rendered to you in respect of calendar years 1994, 1995 and 1996 to the extent that such fees do not exceed $7,500.00 per year.

     (d) Nothing herein will be deemed to limit or otherwise effect any right that you may have after your retirement under any other employee benefit plan of GenCorp.

  5. Reimbursement of Business Expenses
     ----------------------------------

     (a) During the period commencing on July 1, 1994 and ending on September 30, 1994, GenCorp will pay or reimburse to you any reasonable business expenses (including, but not limited to, travel, lodging and meals) which you incur in performing your duties as CEO and an employee of GenCorp in accordance with GenCorp's established policies and practices.

     (b) After September 30, 1994, and while you serve as a consultant, GenCorp will pay or reimburse to you any reasonable business expenses (including, but not limited to, travel, lodging and meals) which you incur in performing services requested or otherwise authorized by GenCorp as herein provided. GenCorp will pay or reimburse you for such expenses promptly

A. W. Reynolds
Transition & Consulting Agreement
29 June 1994
Page 5


  (but within 30 days) after you submit receipts or other evidence showing the amount of each such expense.

     (c) You will pay all taxes, if any, which are assessed in connection with any payment which GenCorp makes to you, directly or indirectly, for or in connection with any services that you perform after your retirement and as a consultant.

  6. Offices and Office Facilities
     -----------------------------

     (a) On about July 1, 1994, GenCorp will make available at a satellite office facility in the Cleveland metropolitan area an office for your exclusive use until you retire and become a consultant as provided in Section 2(a). Thereafter and until October 31, 1998, you will share use of the office with any Director, executive employee or other consultant of GenCorp, who may be assigned to perform work at the satellite office facility.

     (b) GenCorp will provide at the office all furniture, fixtures, equipment, supplies and services reasonably required in connection with operation of a business office, including (a) for your use a personal computer, software and printer of the type (or reasonable equivalent thereof) currently located in your office and (b) for use by a secretary or administrative assistant at the office a personal computer, software and printer of the type (or reasonable equivalent thereof) currently used by your secretary.

  7. Confidential Information
     ------------------------

     You will hold in confidence and will not disclose to any third person or use for your personal benefit any confidential information or trade secret which GenCorp has disclosed to you in connection with this Agreement. As used herein, "confidential information" and "trade secrets" mean any and all information of GenCorp and/or any of its subsidiaries, which is not generally available to third persons and relates to the products, customers, pricing, terms of sale, manufacturing processes, research and development or any

A. W. Reynolds
Transition & Consulting Agreement
29 June 1994
Page 6


  other aspect of the business of GenCorp and/or any of its subsidiaries.

  8. Noncompetition
     --------------

     During the term hereof, you will not perform, directly or indirectly, any consulting or other services for or on behalf of any company or person that makes or sells any product or service in competition with any product or service sold by GenCorp or any of its subsidiaries without the prior written consent of GenCorp's CEO which will not be unreasonably withheld.

  9. Status and Authority
     --------------------

     After your retirement, you will perform all consulting services as an independent contractor and not as an employee of GenCorp. Nothing herein will be deemed to authorize you to act as GenCorp's agent or legal representative after your retirement.

  10.Assignment
     ----------
     (a) This Agreement will be deemed to require you to perform personal services. Accordingly, you may not assign any right, delegate any duty, or otherwise transfer any interest hereunder, whether by operation of law or otherwise, without GenCorp's prior written consent.

     (b) GenCorp may not assign any right, delegate any duty or otherwise transfer my interest hereunder, except to a successor corporation.

  11.  Term
       ----

     This Agreement will remain in effect until the earlier of the following events: (i) October 31, 1998, (ii) your death or disability which substantially impairs your ability to perform services hereunder, or (iii) you elect to terminate performance of services as a consultant.
  Notwithstanding the preceding sentence, if this Agreement is terminated for any reason, your

A. W. Reynolds
Transition & Consulting Agreement
29 June 1994
Page 7


  and/or your spouse's right to (i) the pension benefit specified in paragraph 4(a)(i) will continue to be governed by the Pension Plan, (ii) the additional pension benefit specified in paragraph 4(a)(ii) will continue as if it were payable under the provisions of the Pension Plan applicable to payment of the pension benefit thereunder, and (iii) health care benefits will be governed by the Medical Plan as provided in paragraph 4(b).

  12.  Agreement
       ---------

       This Agreement amends and supplements the letter agreements, dated August 8, 1984 and September 7, 1984, between you and GenCorp.

                                        GenCorp Inc.


                                        by:   _________________________




                                              _________________________
                                                  A. William Reynolds
awragree

                                                            October 19, 1994


Mr. A. William Reynolds
1696 Georgetown Road, Unit F
Hudson, OH   44236

Re:      Transition and Consulting Agreement dated as of 29 June 1994

Dear Bill:

         This will confirm our agreement that the monthly consulting fee (i.e., $56,666.68) payable to you during the ten-month period specified in Section 3(b) of the above-referenced Agreement is to be reduced by an amount equal to the aggregate monthly pension benefits payable to you (i.e., $36,360.92) and, consequently, the amount of such monthly consulting fee payable to you under
Section 3(b) is and will be $20,035.76.

         Please indicate your agreement to the foregoing by signing and remitting to the undersigned one of the duplicate original copies of this letter.

                                        GenCorp Inc.


                                        by: ____________________________
                                                 Gary J. Goberville

Agreed this __ day of October, 1994


______________________________
A. William Reynolds

                                                        EXHIBIT B
                              EMPLOYMENT AGREEMENT


  AGREEMENT, dated 9 November 1994, between AEROJET-GENERAL CORPORATION ("Aerojet"), an Ohio corporation having offices at Highway 50 and Aerojet Road, Rancho Cordova, California 95670, a wholly-owned subsidiary of GENCORP INC ("GenCorp") and Roger I. Ramseier, an individual residing at 9475 King Road, Loomis, CA 95650.


                                  1.  Recitals
                                      --------

  1.1 STRATEGIC REVIEW: GenCorp is conducting a review of Aerojet's operations to determine the strategic options respecting the Aerojet's future business prospects and operations, which options may include the sale of all or some of its operations.

  1.2 KEY EMPLOYEE: Aerojet has determined that you are a key employee of Aerojet and are expected to make a major contribution to the successful operation and profitability of Aerojet.

  1.3 RETENTION OF SERVICES: Aerojet wishes to induce you and other key employees to remain in Aerojet's employ during the strategic review mentioned above and any subsequent period during which GenCorp and/or Aerojet are engaged in negotiations for the sale of Aerojet and/or its operations, thereby assuring to Aerojet continuity of its management and your support and assistance in connection with any such sale, and assuring to you continuity of your employment, as hereinafter provided.


  Therefore, in consideration of the mutual provisions hereof, you and Aerojet agree as follows:

                                2.  Definitions
                                    -----------

  2.1 DEFINED TERMS: As used herein, each of the following terms whose initial letter is capitalized will have the meaning corresponding thereto as shown below:

       (a) COMPARABLE EMPLOYMENT: Employment in any capacity, whether as an employee, consultant, independent contractor, leased employee or otherwise, which is broadly within the career scope indicated by your present and previous training and positions and for which the annualized cash compensation for services rendered (including salary, bonus, fees and contractual payments of any kind) is not less than 85% of the sum of (i) your base salary in effect as of the Termination Date, as determined in accordance with Aerojet's normal compensation practices for executive employees, and
  (ii) the year-end payment which Aerojet paid to you in respect of its last full fiscal year preceding the Termination Date.

       (b) FIXED PERIOD: The period commencing 9 November 1994 and ending on the earliest of (i) 31 October 1995, (ii) the occurrence of a Termination Event, or (iii) an announcement by GenCorp's Chief Executive Officer that GenCorp has ceased further consideration of any sale of Aerojet or its operations.

       (c) PROTECTED PERIOD: The period of three consecutive years (i.e., 1,095 consecutive days) which commences on the Termination Date.

       (d) SEPARATION PAY AND BENEFITS: The payments specified in Article 5 and the benefits specified in Section 5.5 and Article 6.

       (e) SUCCESSOR EMPLOYER: Any person or legal entity that directly, or indirectly through another person or legal entity, buys or otherwise acquires either (i) from GenCorp all or substantially all of the shares of Aerojet's capital stock or (ii) from Aerojet all or substantially all of Aerojet's business assets or all or substantially all of the business assets associated with Aerojet's electronic or propulsion operations, pursuant to an agreement with GenCorp and/or Aerojet and approved by GenCorp's and/or Aerojet's directors.

       (f) TERMINATION DATE: The date during the Fixed Period which Aerojet specifies for the discontinuance of your employment duties.

       (g) TERMINATION EVENT: GenCorp's and/or Aerojet's execution of a legally binding and final agreement, which is approved by the directors of GenCorp and/or Aerojet and obligates (i) GenCorp to sell to another person or legal entity all or substantially all of the shares of Aerojet's capital stock or (ii) Aerojet to sell or otherwise transfer to another person or legal entity (a) all or substantially all of its business assets or (b) all or substantially all of the business assets associated with its electronic or propulsion operations.


  2.2 GENERAL: In addition to the foregoing defined terms, "you" and "your" as used herein denote the employee who is a party to this Agreement, the singular form of any term used herein includes the plural form and, unless noted otherwise, "Article" or "Section" refers to an Article or Section of this Agreement.


                             3.  Term of Employment
                                 ------------------

  3.1 FIXED PERIOD: During the Fixed Period, Aerojet will continue to employ you in your present position or in a comparable position, as determined solely by Aerojet, and you will continue to perform all duties related to and required by such position as well as provide support and assistance in connection with any negotiations for a sale of Aerojet and/or its operations, an orderly transition following any such sale and the implementation and administration of any sale agreements. Subject to Article 4, your employment during the Fixed

Period may be terminated by you and/or Aerojet at any time, with or without cause, by notice to the other party.

    3.2 SUBSEQUENT TERM: Aerojet may continue to employ you subsequent to the Fixed Period. If your employment by Aerojet continues after the Fixed Period, such period of employment will be indefinite in duration and may be terminated by you and/or Aerojet at any time, with or without cause, by notice to the other party, subject to the terms of any separate Retention Agreement between you and GenCorp.


                4.  Eligibility for Separation Pay and Benefits
                    -------------------------------------------

    4.1 ELIGIBILITY CONDITIONS: Subject to the provisions of Sections 4.2 and 4.3, you will be eligible to receive Separation Pay and Benefits during the Protected Period if Aerojet terminates your employment during the Fixed Period for any reason, except a reason specified in Section 4.3.

    4.2 ADDITIONAL ELIGIBILITY CONDITIONS: To be eligible to receive the Separation Pay and Benefits during the Protected Period, you also must satisfy each of the following conditions during the Fixed Period:

         (a) Until the Termination Date, you (i) continue to perform your duties diligently and loyally in the best interests of Aerojet and GenCorp, and (ii) provide support and assistance to Aerojet and GenCorp in connection with any negotiations for the sale of Aerojet and/or its operations;

         (b) You execute a Settlement Agreement and Release in substantially the form attached hereto as Exhibit A, when your employment with Aerojet terminates; and

         (c) Upon Aerojet's request, you execute and deliver to Aerojet one or more certificates substantially in the form attached hereto as Exhibit B.

    4.3 EXCLUSIONS: Other provisions hereof notwithstanding, you will not be eligible to receive any Separation Pay and Benefits during any portion of the Protected Period subsequent to any of the following events:

         (a) You decline an offer of Comparable Employment by GenCorp or a Successor Employer, which employment would commence within 90 days of the Termination Date;

         (b) You accept an offer of employment (whether as an employee, consultant, independent contractor, leased employee or otherwise) by GenCorp or a Successor Employer at any time during the Protected Period, whether or not such employment is Comparable Employment; provided that, if you accept an employment offer by a Successor Employer but such employment is involuntarily terminated by the Successor Employer within the Protected Period, you will be eligible to receive a portion of the Separation Pay in accordance with Section 5.2;

         (c) You voluntarily retire, resign or otherwise terminate your employment with Aerojet, GenCorp or a Successor Employer during or at the end of the Fixed Period, whether due to death, disability or any other reason; or

         (d) Aerojet terminates your employment "for cause", as determined in accordance with Section 5.2 of the Aerojet Involuntary Separation Pay Plan, or due to your breach of a fiduciary duty to Aerojet and/or GenCorp.


                 5.  Separation Pay and Outplacement Assistance
                     ------------------------------------------

    5.1 SEPARATION PAY AND OUTPLACEMENT ASSISTANCE: If you satisfy the requirements of Section 4.1 and 4.2 and are not ineligible due to any reason specified in Section 4.3, Aerojet will pay and provide to you during the Protected Period the Separation Pay specified in Section 5.2 and outplacement assistance specified in Section 5.4.

    5.2 COMPUTATION OF SEPARATION PAY: Your Separation Pay will be an amount equal to (i) three times the sum of (A) your base salary in effect on the Termination Date, as determined in accordance with Aerojet's normal compensation practices for executive employees, and (B) the year-end payment which Aerojet paid to you in respect of Aerojet's fiscal year ended 30 November 1993, (ii) less the sum of the following:

         (a) the amount of any separation, severance and/or termination pay to which you are entitled due to the termination of your employment under (A) any other individual employment, separation or severance agreement between you, Aerojet, GenCorp and/or a Successor Employer and/or (B) any plan, policy or practice of Aerojet, GenCorp and/or a Successor Employer, which provides compensation upon termination of employment, and

         (b) the amount of any compensation paid to you by Aerojet, GenCorp and/or a Successor Employer for services rendered during the Protected Period, whatever the form of such compensation may be.

Notwithstanding the foregoing, if you accept an employment offer by a Successor Employer but such employment is involuntarily terminated by the Successor Employer within the Protected Period, the amount of your Separation Pay shall not exceed (i) the amount determined above without any reduction pursuant to
Section 5.2(b), (ii) multiplied by a fraction the numerator of which is the number of months remaining in the Protected Period and the denominator of which is 36.

    5.3  TIME OF PAYMENT

         (a) Aerojet will pay your Separation Pay (subject to normal withholdings) to you during the Protected Period at the times that regular base salary payments are payable in accordance with Aerojet's payroll schedule for executive level employees, in equal installments determined by dividing the amount of your Separation Pay determined under Section 5.2 by the number of pay periods remaining in the Protected Period after the Termination Date, subject to Aerojet's right to accelerate payment thereof at any time and for any reason.

         (b)   If you become eligible to receive Separation Pay as provided in
    Article 4 and thereafter are hired in any capacity (as an employee, consultant, independent contractor, leased employee or otherwise) by Aerojet, GenCorp or a Successor Employer during the Protected Period, payment of Separation Pay hereunder will cease.

         (c) If you die during the Protected Period after you become eligible to receive but prior to receiving all Separation Pay for which you are eligible hereunder, Aerojet will pay to your spouse or estate a lump sum equal to the amount of Separation Pay not paid prior to your death.

    5.4  EXECUTIVE OUTPLACEMENT ASSISTANCE:   If you satisfy the requirements of
Article 4 and become eligible to receive Separation Pay under Section 5.1, Aerojet will pay or reimburse to you the expense of outplacement assistance during the Protected Period, in an amount not to exceed fifteen percent (15%) of your base salary in effect at the Termination Date. However, Aerojet's obligation under the preceding sentence shall be offset and reduced by any outplacement assistance provided by any Successor Employer.


                            6.  Separation Benefits
                                -------------------

    6.1 SEPARATION BENEFITS: If you satisfy the requirements of Section 4.1 and Section 4.2 and are not ineligible for any reason specified in Section 4.3, then notwithstanding your acceptance of an employment offer by a Successor Employer, Aerojet will provide to you the Separation Benefits described in this
Article 6:

  6.2  Medical and Dental Benefits
       ---------------------------

       (a) Subject to Section 6.2(b), you and your eligible dependents may participate during the Protected Period in the GenCorp Medical Plan and the Aerojet Dental Plan ("Health Plans"), subject to all terms and conditions thereof (including without limitation all contributions, co-payments and deductibles), in effect during the Protected Period.

       (b) Coverage under the Health Plans for you and your eligible dependents will be secondary to any medical and dental benefit plan or program provided to you by any other employer, whether or not that employer is a Successor Employer. For this purpose, you and your eligible dependents will be deemed to participate in and be covered by any such medical or dental benefit plan or program whenever such participation and/or benefits are available to you, whether as an active employee, retiree or eligible dependent thereof. However, you will not be deemed to participate in such other plan or program solely because such participation is available to you pursuant to ERISA Section 601 et. seq. ("COBRA").

       (c) If you are employed by a Successor Employer, contributions which you otherwise would be required to make under the Health Plans may be suspended at your request, and your coverage under the Health Plans will be suspended during such period. Thereafter, if your employment is involuntarily terminated by a Successor Employer within the Protected Period, you may, upon paying to Aerojet any required contributions under the Health Plans, resume your participation in the Health Plans for the remainder of the Protected Period.

       (d) The extended periods of participation in the Health Plans provided in accordance with Section 6.2(a) include, and are not in addition to, any period of extended participation which may be provided under the terms of the Health Plans. At the end of any such period of extended participation, you may elect to continue participation for a period of eighteen months under the terms of conditions of the Health Plans and pursuant to COBRA.

    6.3  GENCORP STOCK OPTION PLAN.   Subject to approval by the Compensation
Committee of GenCorp's Board of Directors, any unexercised portion of any Option granted to you under the GenCorp Stock Option Plan prior to a Termination Date will remain in effect during the original term of the Option and will be or become exercisable pursuant to the schedule set forth in Section 3 of the Option and in accordance with the original terms of the Option, and any provision requiring you to hold GenCorp shares issued pursuant to your exercise of rights under such Options will be waived.

    6.4 FINANCIAL PLANNING. If you currently are participating in Aerojet's financial planning and/or tax assistance program, Aerojet will pay or reimburse to you the cost of comparable financial planning and/or tax assistance during the Protected Period.

    6.5 LIFE INSURANCE: During the Protected Period, Aerojet will provide to you under its group life insurance program term life insurance coverage equivalent to that available to you and in force, as of the Termination Date, subject to your payment of all required contributions and related taxes. This
Section 6.5 is not intended to, and does not, provide any extended insurance coverage under the group universal life insurance program, which is not funded by Aerojet or GenCorp and requires you to pay all applicable insurance premiums and/or contributions.

                         7.  Termination of Employment
                             -------------------------

    7.1  DATE OF TERMINATION:   Except as provided in Sections 6.2, 6.3 and 6.5,
or the terms of any employee benefit plan of Aerojet and/or GenCorp, your participation as an active employee in any employee benefit plan of Aerojet or
GenCorp will cease on your Termination Date.   Any Separation Pay paid to you
hereunder shall not be included in your earnings or compensation for purposes of determining the amount of any benefit payable to you under any retirement plan, savings plan or other employee benefit plan of Aerojet and/or GenCorp. Similarly, no part of any Protected Period subsequent to your Termination Date shall be counted or included in your service for purposes of determining your benefits under any such plan unless you are employed by GenCorp during such period.

    7.2 YEAR-END PAYMENTS: Notwithstanding any other provisions of this Agreement, you will be eligible to receive a year-end payment under Aerojet's executive compensation program as follows: (1) For each fiscal year which ends prior to your Termination Date, the full amount of such year-end payment, and
(2) for any partial fiscal year during which your employment terminates, a portion of the year-end payment otherwise determined for that fiscal year, which will be pro-rated based upon the percentage of that fiscal year during which you were employed hereunder. The amount of any such year-end payment will be subject to GenCorp's approval in accordance with past practice and will be paid (subject to normal tax withholding) at the time year-end payments normally are paid by Aerojet. If you die prior to receiving any such year- end payment, the amount thereof will be paid to your spouse or estate.

                               8.  Miscellaneous
                                   -------------

    8.1 ASSIGNMENT: This Agreement requires you to perform personal services. Accordingly, you may not assign any right, delegate any duty, or otherwise transfer any interest hereunder, whether by operation of law or otherwise.

    8.2 OTHER CONTRACTUAL RIGHTS: The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish your existing rights, or rights which would accrue solely as a result of the passage of time, under any other employment agreement or other contract, plan or arrangement with Aerojet which was in existence on the date of this Agreement and which had been approved by GenCorp.

    8.3 BINDING AGREEMENT: This Agreement shall inure to the benefit of and be enforceable by your personal or legal representative, executor, administrators, heirs, distributees and legatees.

    8.4 MITIGATION OF DAMAGES: During the Protected Period, you will have no duty to mitigate damages to be entitled to any payment or benefits to which you are eligible under Articles 5 and 6, nor shall the amount of any payment or benefits provided under Articles 5 and 6 be reduced by any compensation earned by you as the result of (i) employment by any employer, except Aerojet, GenCorp or a Successor Employer, or (ii) self-employment as a consultant, independent contractor or otherwise, from any source, except Aerojet, GenCorp or a Successor Employer.

    8.5 GOVERNING LAW: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws of such State.

    8.6 SETTLEMENT OF DISPUTES: In the event you disagree with Aerojet's interpretation of any provision of this Agreement, you may refer such disagreement to GenCorp's Chief Executive Officer for review and decision. If you disagree with the decision by GenCorp's Chief Executive Officer, such disagreement shall thereafter be settled in Akron, Ohio by arbitration in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association, before an arbitrator who is licensed to practice law in the State of Ohio. Neither Aerojet nor you will initiate or prosecute any lawsuit in any way related to the interpretation of this Agreement. You and Aerojet will share equally the fees and expenses of the arbitrator, and you will pay any additional expenses which you choose to incur on your own behalf in connection with any such arbitration. Aerojet will pay its own expenses.

    8.7 NOTICES: For the purpose of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as indicated below or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         If to Aerojet:                 Aerojet-General Corporation
                                        P. O. Box 13222
                                        Sacramento, CA 95813-6000

         If to you:                     Roger I. Ramseier
                                        9475 King Road
                                        Loomis, CA  95650

    8.8 TERMINATION: This Agreement will terminate automatically upon an announcement by the Chief Executive Officer of GenCorp that GenCorp has ceased further consideration of any sale of Aerojet or its operations.


    Executed this ____ day of _______________, 1994.


                        AEROJET-GENERAL CORPORATION

                        by: _____________________________


                        EMPLOYEE


                        ________________________________
                          Signature of Employee


  GenCorp Inc. hereby agrees to perform the obligations of Aerojet under this Agreement in accordance with its terms.



                        GenCorp Inc.

                        By:______________________________

                                                                EXHIBIT A



                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------


  This SETTLEMENT AGREEMENT AND RELEASE ("Agreement") between AEROJET-GENERAL CORPORATION. ("Company") and _____________ ("Employee") has been concluded in connection with the involuntary termination of Employee's employment with the Company.

  In consideration of the mutual provisions hereof, the Company and Employee agree as follows:

  ONE: Benefits.
       --------

       The Company will pay the Employee the separation pay and benefits ("benefits") to which the Employee, by entering into this Agreement, has become entitled under the Employment Agreement entered into between the Employee and the Company effective _________, 1994 ("Employment Agreement"). The Employee agrees that these benefits are more than the Company is required to pay under its normal policies and procedures.

  TWO: Date of Payment.
       ---------------

       Payment of benefits conditioned on this Agreement will be made at the time or times called for in the Employment Agreement, but in no event before this Agreement becomes irrevocable under Section Nine.

  THREE:  Complete Release:
          ----------------

          (a) RELEASE: The Employee irrevocably and unconditionally releases all the claims described in subsection (b) that the Employee may now have (or which may arise before the Employee's employment with the Company ends) against the following persons or entities (the "Releasees"): The Company, all related companies and all of the Company's or such related companies' predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

          (b) CLAIMS RELEASED: Except as provided in subsection (d), the claims released include all claims, promises, debts, causes of action or similar rights of any type or nature the Employee has or had which in any way relate to
(1) the Employee's employment with the Company, or the termination of that employment, such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay, (2) the design or administration of any employee benefit program or the Employee's entitlement to benefits under any such program, (3) any rights the Employee has to severance or similar benefits under any program, policy or procedure of the Company, except as provided in the Employment Agreement, (4) any rights the Employee may have to the continued receipt of health or life insurance-type benefits, except as provided in the Employment Agreement, (5) any claims to attorneys fees or other indemnities, and (6) any other claims or demands the Employee may on any basis have. The claims released, for example, may have arisen under any of the following statutes or common law doctrines.

          ANTI-DISCRIMINATION STATUTES, such as the Age Discrimination in Employment Act and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866 and Executive Order

11246, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Section
Section 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based on race, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

        FEDERAL EMPLOYMENT STATUTES, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

        OTHER LAWS, such as any federal, state or local laws providing workers compensation benefits, restricting an employer's right to terminate employees or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; California Labor Code Section Section 200 ET SEQ., relating to salary, commission, compensation, benefits and other matters; the California Workers' Compensation Act; the California Unemployment Insurance Code; any applicable California Industrial Welfare Commission Order; and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims.

        (c) RELEASE EXTENDS TO BOTH KNOWN AND UNKNOWN CLAIMS: This release covers both claims that the Employee knows about and those he or she may not know about. The Employee expressly waives all rights afforded by any statute (such as Section 1542 of the Civil Code of the State of California) which limits the effect of a release with respect to unknown claims. The Employee understands the significance of his or her release of unknown claims and his or her waiver of statutory protection against a release of unknown claims (such as under Section 1542). Section 1542 of the Civil Code of the State of California states as follows:

       A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

       (d) CLAIMS NOT RELEASED: This Agreement does not release (1) Any rights or claims that arise under the Age Discrimination in Employment Act after this Agreement was signed; or (2) the Employee's right to enforce this Agreement; or
(3) the Employee's rights to benefits under the Retention Agreement or the Employee's rights, if any, to unpaid salary, pension and COBRA health benefits under the Company's standard compensation and benefits programs applicable to the Employee, except to the extent the Employee's claim was rejected or denied, either as to the Employee or as to other similarly situated employees, before this Agreement became effective.

       (e) OWNERSHIP OF CLAIMS: The Employee represents that the Employee has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

     FOUR:  Employee's Promises.
     ----   -------------------

            In addition to the release of claims provided for in Section Three, the Employee also agrees to the following:

            (a) EMPLOYMENT TO TERMINATE: The Employee acknowledges that his or her employment with the Company has ended or will end on _________, ____, and it will not be resumed again at any time in the future. The Employee understands that the Employee's employment with the Company and all related companies will never be resumed again at any time in the future.

          (b) NO PURSUIT OF RELEASED CLAIMS: The Employee promises never to file or prosecute a lawsuit or other complaint or charge asserting any claims that are released by the Agreement. The Employee represents that the Employee has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement releases. The Employee further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from or dismiss the matter with prejudice.

          (c) COMPANY PROPERTY TO BE RETURNED: The Employee promises that, on or before the Employee's last day of work, the Employee will return to the Company all files, memoranda, documents, records, copies of the foregoing, credit cards, keys and any other Company property in the Employee's possession or control.

          (d) EMPLOYEE NOT TO HARM THE COMPANY: The Employee agrees not to incur any expenses or obligations or liabilities on behalf of the Company and agrees not to criticize, denigrate or otherwise disparage the Company or any other Releasees.

          (e) COOPERATION REQUIRED: The Employee agrees that, to the extent and in the manner requested by the Company, the Employee will fully cooperate with the Company and assist the Company in effecting a smooth transition of the Employee's responsibilities.

   FIVE:  Non-Admission of Liability.
          --------------------------

          The Company does not believe or admit that it or any other Releasee has done anything wrong. The Employee agrees that this Agreement shall not be admissible in any court or other forum for any purpose other that the enforcement of its terms.

   SIX:   Consequences of Employee's Violation of Promises.
          ------------------------------------------------

          (a) GENERAL CONSEQUENCES: If the Employee breaks any of the Employee's promises in this Agreement, for example, by filing or prosecuting a lawsuit or charge based on claims that the Employee has released, or if any representation made by the Employee in this Agreement was false when made, the Employee (1) shall forfeit all right to future benefits under this Agreement,
(2) must repay all benefits previously received, upon the Company's demand, and
(3) must pay reasonable attorneys' fees and all other costs incurred as a result of the Employee's breach or false representation, such as the cost of defending any suit brought with respect to a released claim by the Employee or other owner of a released claim.

          (b) CHALLENGES TO VALIDITY: Should the Employee attempt to challenge the enforceability of this Agreement, the Employee shall initially tender to the payor, by certified checks delivered to the Company, all amounts received pursuant to this Agreement, plus interest and invite the Company to cancel this Agreement. In the event the Company accepts this offer, this Agreement shall be canceled. In the event the Company does not accept this offer, the Company shall so notify the Employee and the amount tendered by the Employee shall be placed in an interest-bearing account pending a determination of the enforceability of this Agreement. If the Agreement is determined to be enforceable, the amount in the account shall be repaid to the Employee; if this Agreement is not enforceable, the amount in the account shall be retained by the Company or its designee.

   SEVEN:   Period for Consideration of Agreement.
            -------------------------------------

            The Employee acknowledges that the Employee was given a period of at least forty-five days to review and consider this Agreement before signing it. The Employee further acknowledges that the Employee (1) took advantage of this period to consider this Agreement before signing it, (2) carefully read this Agreement, (3) fully understands it and is entering into it voluntarily.

   EIGHT:   Encouragement to Consult with Attorney.
            --------------------------------------

            The Employee acknowledges that the Company strongly encouraged the Employee to discuss this Agreement with an attorney (at the Employee's own expense) before signing this Agreement and that, to the extent the Employee deemed it appropriate, the Employee did so.

   NINE:    Effective Date of Agreement.
            ---------------------------

            The Employee may revoke this Agreement within seven days after the Employee signs it. The last day on which this Agreement can be revoked is called the "Last Revocation Day." Revocation shall be made by delivering a written notice of revocation to Terry L. Cochran, Vice President, Human Resources, at Aerojet Headquarters, P.O. Box 13222, Sacramento, CA 95813-6000, no later than the close of business on the Last Revocation Day. If the Employee revokes this Agreement, it shall not become effective and the Employee will not receive the amounts or benefits described in Section One. If the Employee does not revoke this Agreement, it shall become effective on the day after the Last Revocation Day.

   TEN:     Severability.
            ------------

            The provisions of this Agreement are severable. If any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

   ELEVEN:  Governing Laws.
            --------------

            The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws of such State.

   TWELVE:  Nature, Effect and Interpretation of this Agreement.
            ---------------------------------------------------

            (a) ENTIRE AGREEMENT: This is the entire Agreement between the Employee and the Company; it may not be modified or cancelled in any manner
except by a writing signed by both the Company and the Employee.   The Company
has made no promises to the Employee other than those in this Agreement. It is not necessary that the Company sign this Agreement for it to become binding upon the Company and the Employee. It shall be binding on the Company when it becomes irrevocable pursuant to Section Nine.

            (b) SUCCESSORS AND ASSIGNEES: This Agreement shall bind the Employee's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of all Releasees and their respective heirs, administrators, representatives, executors, successors and assigns.

            (c) INTERPRETATION: This Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement are intended solely for convenience of reference and shall not be used in the interpretation of any of this Agreement.

            (d) IMPLEMENTATION: The Company and the Employee both agree that, without the receipt of further consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

     PLEASE READ THIS AGREEMENT CAREFULLY AND CONSULT A LAWYER IF YOU HAVE ANY QUESTIONS OR CONCERNS. IT CONTAINS A RELEASE OF ALL CLAIMS, PRESENT OR FUTURE, WHETHER KNOWN OR UNKNOWN.





          Executed at __________________, ____________, this ____ day of

_______________, 19__.


                          EMPLOYEE


                          _____________________
                          Signature of Employee


                          AEROJET-GENERAL CORPORATION


                          By:___________________

                                                                       EXHIBIT B


                                  CERTIFICATE
                                  -----------


  I, ____________ the _________ of AEROJET-GENERAL CORPORATION do hereby certify to _______________ as follows:

  1. In my capacity described above, I am responsible for management of the ___________ function.

  2. I have received and am familiar with the representations and warranties contained in Section ____ of the ___________ Agreement to be entered into between _________ and _________ ("Purchase Agreement").

  3. I have participated in the preparation of parts ____ of the Disclosure Statement to be delivered to _____________ as part of the Purchase Agreement.

  4. In preparing the Disclosure Statement I have made reasonable inquiries of knowledgeable persons and reviewed relevant documentation and other materials.

  5. I believe that the representations and warranties contained in Section ____ of the Purchase Agreement and Schedule ____ of the Disclosure Statement are accurate and complete in all material respects.

  I understand that ________ intends to rely on this Certificate in connection with the execution of the Purchase Agreement and delivery of the Purchase Agreement and Disclosure Statement to ___________.

 IN WITNESS WHEREOF,  I have executed this Certificate this ____ day of ______,

199_.

                                                    _________________________
                                                    Name


WITNESSES:

____________________
Name
____________________
Date

____________________
Name
____________________
Date

                                                        EXHIBIT C

                              RETENTION AGREEMENT


  AGREEMENT, dated 9 November 1994, between GENCORP INC. ("GenCorp"), an Ohio corporation having offices at 175 Ghent Road, Fairlawn, Ohio 44333-3300, and Roger I. Ramseier, an individual residing at 9475 King Road, Loomis, CA 95650 and currently employed by GenCorp's wholly-owned subsidiary, Aerojet-General Corporation ("Aerojet").


                                  1.  Recitals
                                      --------

  1.1 STRATEGIC REVIEW: GenCorp is conducting a review of Aerojet's operations to determine the strategic options respecting Aerojet's future business prospects and operations, which options may include the sale of all or some of its operations.

  1.2 KEY EMPLOYEE: GenCorp has determined that you are a key employee of Aerojet and are expected to make a major contribution to the successful operation and profitability of Aerojet.

  1.3 RETENTION OF SERVICES: GenCorp wishes to induce you and other key employees to remain in Aerojet's employ during the strategic review mentioned above and any subsequent period during which GenCorp and/or Aerojet are engaged in negotiations for the sale of the Aerojet and/or its operations, thereby assuring to Aerojet continuity of its management and your support and assistance in connection with any such sale, and assuring to you continuity of your employment, as hereinafter provided.


  Therefore, in consideration of the mutual provisions hereof, you and GenCorp agree as follows:

                                2.  Definitions
                                    -----------

  2.1 DEFINED TERMS: As used herein, each of the following terms whose initial letter is capitalized will have the meaning corresponding thereto as shown below:

       (a) COMPARABLE EMPLOYMENT: Employment in any capacity, whether as an employee, consultant, independent contractor, leased employee or otherwise, which is broadly within the career scope indicated by your present and previous training and positions and for which the annualized cash compensation for services rendered (including salary, bonus, fees and contractual payments of any kind) is not less than 85% of the sum of (i) your base salary in effect as of a Termination Event, as determined in accordance with Aerojet's normal compensation practices for executive employees, and
  (ii) the year-end payment which Aerojet paid to you in respect of its last full fiscal year preceding a Termination Event.

       (b) PROTECTED PERIOD: The period of three consecutive years (i.e., 1,095 consecutive days) commencing on the day that a Termination Event occurs but not later than the earlier of (i) 1 November 1995, or (ii) an announcement by GenCorp's Chief Executive Officer that GenCorp has ceased further consideration of any sale of Aerojet or its operations.

       (c) RETENTION PAY AND BENEFITS: The payments specified in Article 4 and the benefits specified in Section 4.5 and Article 5.

       (d) SUCCESSOR EMPLOYER: Any person or legal entity that directly, or indirectly through another person or legal entity, buys or otherwise acquires either (i) from GenCorp all or substantially all of the shares of Aerojet's capital stock or (ii) from Aerojet all or substantially all of Aerojet's business assets or all or substantially all of the business assets associated with Aerojet's electronic or propulsion operations, pursuant to an agreement with GenCorp and/or Aerojet and approved by GenCorp's directors.

       (e) TERMINATION DATE: The date which is specified by Aerojet, GenCorp or a Successor Employer for the discontinuance of your employment duties on its behalf.

       (f) TERMINATION EVENT: GenCorp's and/or Aerojet's execution of a legally binding and final agreement, which is approved by GenCorp's and/or Aerojet's directors and obligates (i) GenCorp to sell to another person or legal entity all or substantially all of the shares of Aerojet's capital stock or (ii) Aerojet to sell or otherwise transfer to another person or legal entity (a) all or substantially all of its business assets or (b) all or substantially all of the business assets associated with its electronic or propulsion operations.

  2.2 GENERAL: In addition to the foregoing defined terms, "you" and "your" as used herein denote the employee who is a party to this Agreement, the singular form of any term used herein includes the plural form and, unless noted otherwise, "Article or "Section" refers to an Article or Section of this Agreement.

                 3.  Eligibility for Retention Pay and Benefits
                     ------------------------------------------

  3.1 ELIGIBILITY CONDITIONS: Subject to the provisions of Sections 3.2 and 3.3, you will be eligible to receive Retention Pay and Benefits if:

       (a) Aerojet terminates your employment during the Protected Period and, at that time, you are not employed by and/or have not been offered Comparable Employment by GenCorp or a Successor Employer;

       (b) GenCorp or a Successor Employer employs you after Aerojet terminates your employment during the Protected Period and, thereafter, terminates your employment during the Protected Period; or

       (c) You elect to terminate your employment with Aerojet during the Protected Period because Aerojet changes the terms of your employment and, thereafter, the terms of your employment with Aerojet do not constitute Comparable Employment.

  3.2 ADDITIONAL ELIGIBILITY CONDITIONS: To be eligible to receive Retention Pay and Benefits, you also must satisfy each of the following conditions:

       (a) Throughout the period of your employment with Aerojet and/or GenCorp, you (i) continue to perform your duties diligently and loyally in the best interests of GenCorp and Aerojet, (ii) provide support and assistance in connection with any negotiations for a sale of Aerojet and/or its operations, and (iii) use all reasonable efforts to administer, implement and otherwise carry out any agreement for or related to the sale of the shares of Aerojet's capital stock or any of Aerojet's assets in a manner which will enable GenCorp and/or Aerojet to obtain in connection therewith the maximum economic consideration and value consistent with the terms of such agreement.

       (b) You execute a Settlement Agreement and Release in substantially the form attached hereto as Exhibit A, when your employment with Aerojet, GenCorp and/or a Successor Employer terminates, as GenCorp may elect; and;

       (c) Upon request by GenCorp or Aerojet, you execute and deliver to GenCorp or Aerojet, as GenCorp may direct, one or more certificates substantially in the form attached hereto as Exhibit B.

  3.3 EXCLUSIONS: Other provisions hereof notwithstanding, you will not be eligible to receive any Retention Pay and/or Benefits during the portion of the Protected Period subsequent to any of the following events:

       (a) You decline an offer of Comparable Employment by GenCorp or a Successor Employer, which employment would commence within 90 days of the Termination Date;

         (b) You accept an offer of employment (whether as an employee, consultant, independent contractor, leased employee or otherwise) by GenCorp or a Successor Employer at any time during the Protected Period, whether or not such employment is Comparable Employment; provided that, if you accept an employment offer by a Successor Employer but such employment is involuntarily terminated by the Successor Employer within the Protected Period, you will be eligible to receive a portion of the Retention Pay in accordance with Section 4.2;

         (c) You voluntarily retire, resign or otherwise terminate your employment with Aerojet, GenCorp or a Successor Employer, whether due to death, disability or any other reason, except the reason specified in Section 3.1(c); or

         (d) Aerojet and/or any Successor Employer terminates your employment "for cause", as determined in accordance with Section 5.2 of the Aerojet Involuntary Separation Pay Plan, or due to your breach of a fiduciary duty to GenCorp, Aerojet and/or a Successor Employer.


                 4.  Retention Pay and Outplacement Assistance
                     -----------------------------------------

   4.1 RETENTION PAY AND OUTPLACEMENT ASSISTANCE: If you satisfy the requirements of Section 3.1 and Section 3.2 and are not ineligible for any reason specified in Section 3.3, GenCorp will pay and provide to you during the portion of the Protected Period remaining after the Termination Date the Retention Pay specified in Section 4.2 and the outplacement assistance described in Section 4.4.

  4.2  COMPUTATION OF RETENTION PAY:   Your Retention Pay will be an amount
equal to (i) three times the sum of (A) your base salary in effect on the date of the Termination Event, as determined in accordance with Aerojet's or GenCorp's (as applicable) normal compensation practices for executive employees, and (B) the year-end payment which Aerojet paid to you in respect of Aerojet's fiscal year ended 30 November 1993, (ii) less the sum of the following:

       (a) the amount of any separation, severance and/or termination pay to which you are entitled due to the termination of your employment under (A) any other individual employment, separation or severance agreement between you and Aerojet, GenCorp and/or a Successor Employer and/or (B) any plan, policy or practice of Aerojet, GenCorp and/or a Successor Employer, which provides compensation upon termination of employment, and

       (b) the amount of any compensation paid to you by Aerojet, GenCorp and/or a Successor Employer for services rendered during the Protected Period, whatever the form of such compensation may be.

Notwithstanding the foregoing, if you accept an employment offer by a Successor Employer but such employment is involuntarily terminated by the Successor Employer within the Protected Period, the amount of your Retention Pay shall not exceed (i) the amount determined above without any reduction pursuant to
Section 4.2(b), (ii) multiplied by a fraction the numerator of which is the number of months remaining in the Protected Period and the denominator of which is 36.


      4.3  Time of Payment
           ---------------

       (a) GenCorp will pay your Retention Pay (subject to normal withholdings) to you during the Protected Period at the times that regular base salary payments are payable in accordance with GenCorp's payroll schedule for corporate headquarters employees, in equal installments determined by dividing the amount of your Retention Pay determined under
  Section 4.2 by the number of pay periods remaining in the Protected Period after the Termination Date, subject to GenCorp's right to accelerate payment thereof at any time and for any reason.

   (b) If you become eligible to receive Retention Pay as provided in Article 3 and thereafter are hired in any capacity (as an employee, consultant, independent contractor, leased employee or otherwise) by Aerojet, GenCorp or a Successor Employer during the Protected Period, payment of Retention Pay hereunder will cease.

       (c) If you die during the Protected Period after you become eligible to receive but prior to receiving all Retention Pay for which you are eligible hereunder, GenCorp will pay to your spouse or estate a lump sum equal to the amount of Retention Pay not paid prior to your death.

       4.4   EXECUTIVE OUTPLACEMENT ASSISTANCE:   If you satisfy the
requirements of Article 3 and become eligible to receive Retention Pay under
Section 4.1, GenCorp will pay or reimburse to you the expense of outplacement assistance during the Protected Period, in an amount not to exceed fifteen percent (15%) of your base salary in effect at the Termination Event. However, GenCorp's obligation under the preceding sentence shall be offset and reduced by any outplacement assistance which Aerojet and/or any Successor Employer provides to you.

                             5.  Retention Benefits
                                 ------------------

  5.1  RETENTION BENEFITS: If you satisfy the requirements of Section 3.1 and
Section 3.2 and are not ineligible for any reason specified in Section 3.3, then notwithstanding the continuation of your employment with Aerojet or your acceptance of an employment offer by a Successor Employer, GenCorp will provide to you during the portion of the Protected Period after termination of our employment the Retention Benefits described in this Article 5:

   5.2  Medical and Dental Benefits
        ---------------------------

       (a) Subject to Section 5.2(b), you and your eligible dependents may participate during the Protected Period in the GenCorp Medical Plan and, if the Aerojet Dental Plan is no longer in operation, the GenCorp Dental Plan ("Health Plans"), subject to all terms and conditions thereof (including without limitation all contributions, co-payments and deductibles), in effect during the Protected Period.

       (b) Coverage under the Health Plans for you and your eligible dependents will be secondary to any medical and dental benefit plan or program provided to you by any other employer, whether or not that employer is Aerojet or a Successor Employer. For this purpose, you and your eligible dependents will be deemed to participate in and be covered by any such medical or dental benefit plan or program whenever such participation and/or benefits are available to you, whether as an active employee, retiree or eligible dependent thereof. However, you will not be deemed to participate in such other plan or program solely because such participation is available to you pursuant to ERISA Section 601 et. seq. ("COBRA").

       (c) If you are employed by Aerojet or a Successor Employer, contributions which you otherwise would be required to make under the Health Plans may be suspended at your request, and your coverage under the Health Plans will be suspended during such period. Thereafter, if your employment is involuntarily terminated by Aerojet or a Successor Employer within the Protected Period, you may, upon paying to GenCorp any required contributions under the Health Plans, resume your participation in the Health Plans for the remainder of the Protected Period.

       (d) The extended periods of participation in the Health Plans provided in accordance with Section 5.2(a) include, and are not in addition to, any period of extended participation which may be provided under the terms of the Health Plans. At the end of any such period of extended participation, you may elect to continue participation for a period of eighteen months under the terms of conditions of the Health Plans and pursuant to COBRA.

  5.3  GENCORP STOCK OPTION PLAN.   Subject to approval by the Compensation
Committee of GenCorp's Board of Directors, any unexercised portion of any Option granted to you under the GenCorp

Stock Option Plan prior to the termination of your employment with Aerojet will remain in effect during the original term of the Option and will be or become exercisable pursuant to the schedule set forth in Section 3 of the Option and in accordance with the original terms of the Option, and any provision requiring you to hold GenCorp shares issued pursuant to your exercise of rights under such Options will be waived.

    5.4 FINANCIAL PLANNING. If you currently are participating in Aerojet's financial planning and/or tax assistance program and, additionally, Aerojet terminates your employment during a Protected Period, GenCorp will pay or reimburse to you the cost of comparable financial planning and/or tax assistance during the remainder of the Protected Period less any amount payable to you by Aerojet in respect of such services during the same period.

    5.5 LIFE INSURANCE: During the Protected Period, GenCorp will provide to you, under its group life insurance program, term life insurance coverage equivalent to that available to you and in force as of the Termination Event, subject to your payment of all required contributions and related taxes. This
Section 5.5 is not intended to, and does not, provide any extended insurance coverage in the group universal life insurance program which is not funded by GenCorp and requires you to pay all applicable insurance premiums and/or contributions.

                         6.  Termination of Employment
                             -------------------------

    6.1 DATE OF TERMINATION: Notwithstanding any provisions of this Agreement, the termination of your employment by Aerojet (or GenCorp, if applicable) shall be deemed to occur as of the date specified by Aerojet or GenCorp for the discontinuance of your duties. Therefore, except as provided in Sections 5.2,
5.3 and 5.5, or the terms of any employee benefit plan of Aerojet and/or GenCorp, your participation as an active employee in any employee benefit plan
of Aerojet or GenCorp will cease on such date.   Any Retention Pay paid to you
hereunder shall not be included in your earnings or compensation for purposes of determining the amount of any benefit payable to you under any retirement plan, savings plan or other employee benefit plan of Aerojet and/or GenCorp. Similarly, no part of any Protected Period subsequent to the termination of your employment with Aerojet shall be counted or included in your service for purposes of determining your benefits under any such plan unless you are employed by GenCorp during such period.

    6.2 YEAR-END PAYMENTS: Notwithstanding any other provisions of this Agreement, you will be eligible to receive a year-end payment under Aerojet's executive compensation program as follows: (1) For each fiscal year which ends prior to the date your employment by Aerojet terminates, the full amount of such year-end payment, and (2) for any partial fiscal year during which your employment by Aerojet terminates, a portion of the year-end payment otherwise determined for that fiscal year, which will be pro-rated based upon the percentage of that fiscal year during which you were employed hereunder. The amount of any such year-end payment will be subject to GenCorp's approval in accordance with past practice and will be paid (subject to normal tax withholding) at the time year-end payments normally are paid by Aerojet. If you die prior to receiving any such year-end payment, the amount thereof will be paid to your spouse or estate.

                               7.  Miscellaneous
                                   -------------

    7.1 ASSIGNMENT: This Agreement requires you to perform personal services. Accordingly, you may not assign any right, delegate any duty, or otherwise transfer any interest hereunder, whether by operation of law or otherwise.

    7.2 OTHER CONTRACTUAL RIGHTS: The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish your existing rights, or rights which would accrue solely as a result of the passage of time, under any other employment agreement or other contract, plan or arrangement with GenCorp which was in existence on the date of this Agreement and which had been approved by GenCorp.

    7.3 BINDING AGREEMENT: This Agreement shall inure to the benefit of and be enforceable by your personal or legal representative, executor, administrators, heirs, distributees and legatees.

    7.4 MITIGATION OF DAMAGES: During the Protected Period, you will have no duty to mitigate damages to be entitled to the Retention Pay and Benefits provided under Articles 4 and 5, nor shall the amount of any such payment or benefits be reduced by any compensation earned by you as the result of (i) employment by any employer, except GenCorp, Aerojet and/or a Successor Employer, or (ii) self-employment as a consultant, independent contractor or otherwise, from any source, except GenCorp, Aerojet and/or a Successor Employer.

    7.5 GOVERNING LAW: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

    7.6 SETTLEMENT OF DISPUTES: In the event you disagree with GenCorp's interpretation of any provision of this Agreement, you may refer such disagreement to GenCorp's Chief Executive Officer for review and decision. If you disagree with the decision by GenCorp's Chief Executive Officer, such disagreement shall thereafter be settled in Akron, Ohio by arbitration in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association, before an arbitrator who is licensed to practice law in the State of Ohio. Neither GenCorp nor you will initiate or prosecute any lawsuit in any way related to the interpretation of this Agreement. You and GenCorp will share equally the fees and expenses of the arbitrator, and you will pay any additional expenses which you choose to incur on your own behalf in connection with any such arbitration. GenCorp will pay its own expenses.

    7.7 NOTICES: For the purpose of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as indicated below or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         If to GenCorp:         GenCorp Inc.
                                175 Ghent Road
                                Fairlawn, Ohio  44333-3300

         If to you:             Roger I. Ramseier
                                9475 King Road
                                Loomis, CA  95650


    7.8 TERMINATION: This Agreement will terminate automatically upon an announcement by the Chief Executive Officer of GenCorp that GenCorp has ceased further consideration of any sale of Aerojet or its operations.



    Executed this ____ day of _______________, 1994.


                        GENCORP INC.

                        by: _____________________________



                        EMPLOYEE


                        ________________________________
                           Signature of Employee

                                                                   EXHIBIT A



                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------


    This SETTLEMENT AGREEMENT AND RELEASE ("Agreement") between GENCORP INC. ("Company") and _____________ ("Employee") has been concluded in connection with the involuntary termination of Employee's employment with the Company's wholly-owned subsidiary, Aerojet-General Corporation ("Aerojet").

    In consideration of the mutual provisions hereof, the Company and Employee agree as follows:

    ONE: Benefits.
         --------

         The Company will pay the Employee the separation pay and benefits ("benefits") to which the Employee, by entering into this Agreement, has become entitled under the Retention Agreement entered into between the Employee and the Company effective _________, 1994 ("Retention Agreement"). The Employee agrees that these benefits are more than the Company and/or Aerojet is required to pay under its normal policies and procedures.

    TWO:   Date of Payment.
           ---------------
         Payment of benefits conditioned on this Agreement will be made at the time or times called for in the Retention Agreement, but in no event before this Agreement becomes irrevocable under Section Nine.

    THREE:  Complete Release:
            ----------------

          (a) RELEASE: The Employee irrevocably and unconditionally releases all the claims described in subsection (b) that the Employee may now have (or which may arise before the Employee's employment with Aerojet ends) against the following persons or entities (the "Releasees"): The Company, all related companies (including, but not limited to, Aerojet) and all of the Company's or such related companies' predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

          (b) CLAIMS RELEASED: Except as provided in subsection (d), the claims released include all claims, promises, debts, causes of action or similar rights of any type or nature the Employee has or had which in any way relate to
(1) the Employee's employment with Aerojet, or the termination of that employment, such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay, (2) the design or administration of any employee benefit program or the Employee's entitlement to benefits under any such program, (3) any rights the Employee has to severance or similar benefits under any program, policy or procedure of the Company or Aerojet, except as provided in the Retention Agreement, (4) any rights the Employee may have to the continued receipt of health or life insurance-type benefits, except as provided in the Retention Agreement, (5) any claims to attorneys fees or other indemnities, and (6) any other claims or demands the Employee may on any basis have. The claims released, for example, may have arisen under any of the following statutes or common law doctrines.

          ANTI-DISCRIMINATION STATUTES, such as the Age Discrimination in Employment Act and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866 and Executive Order

11246, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Section
Section 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based on race, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

       FEDERAL EMPLOYMENT STATUTES, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

       OTHER LAWS, such as any federal, state or local laws providing workers compensation benefits, restricting an employer's right to terminate employees or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; California Labor Code Section Section 200 ET SEQ., relating to salary, commission, compensation, benefits and other matters; the California Workers' Compensation Act; the California Unemployment Insurance Code; any applicable California Industrial Welfare Commission Order; and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims.

       (c) RELEASE EXTENDS TO BOTH KNOWN AND UNKNOWN CLAIMS: This release covers both claims that the Employee knows about and those he or she may not know about. The Employee expressly waives all rights afforded by any statute (such as Section 1542 of the Civil Code of the State of California) which limits the effect of a release with respect to unknown claims. The Employee understands the significance of his or her release of unknown claims and his or her waiver of statutory protection against a release of unknown claims (such as under Section 1542). Section 1542 of the Civil Code of the State of California states as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     (d) CLAIMS NOT RELEASED: This Agreement does not release (1) Any rights or claims that arise under the Age Discrimination in Employment Act after this Agreement was signed; or (2) the Employee's right to enforce this Agreement; or
(3) the Employee's rights to benefits under the Retention Agreement or the Employee's rights, if any, to unpaid salary, pension and COBRA health benefits under the Company's or Aerojet's standard compensation and benefits programs applicable to the Employee, except to the extent the Employee's claim was rejected or denied, either as to the Employee or as to other similarly situated employees, before this Agreement became effective.

     (e) OWNERSHIP OF CLAIMS: The Employee represents that the Employee has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

     FOUR:  Employee's Promises.
            -------------------

          In addition to the release of claims provided for in Section Three, the Employee also agrees to the following:

          (a) EMPLOYMENT TO TERMINATE: The Employee acknowledges that his or her employment with Aerojet has ended or will end on _________, ____, and it will not be resumed again at any time in the future. The Employee understands that the Employee's employment with Aerojet, the Company and all related companies will never be resumed again at any time in the future.

          (b) NO PURSUIT OF RELEASED CLAIMS: The Employee promises never to file or prosecute a lawsuit or other complaint or charge asserting any claims that are released by the Agreement. The Employee represents that the Employee has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement releases. The Employee further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from or dismiss the matter with prejudice.

          (c) COMPANY PROPERTY TO BE RETURNED: The Employee promises that, on or before the Employee's last day of work, the Employee will return to the Company all files, memoranda, documents, records, copies of the foregoing, credit cards, keys and any other Company or Aerojet property in the Employee's possession or control.

          (d) EMPLOYEE NOT TO HARM THE COMPANY: The Employee agrees not to incur any expenses or obligations or liabilities on behalf of the Company and/or Aerojet and agrees not to criticize, denigrate or otherwise disparage the Company, Aerojet or any other Releasees.

          (e) COOPERATION REQUIRED: The Employee agrees that, to the extent and in the manner requested by the Company, the Employee will fully cooperate with the Company and assist the Company in effecting a smooth transition of the Employee's responsibilities.

    FIVE:  Non-Admission of Liability.
           --------------------------

          The Company does not believe or admit that it or any other Releasee has done anything wrong. The Employee agrees that this Agreement shall not be admissible in any court or other forum for any purpose other that the enforcement of its terms.

     SIX:   Consequences of Employee's Violation of Promises.
            ------------------------------------------------

          (a) GENERAL CONSEQUENCES: If the Employee breaks any of the Employee's promises in this Agreement, for example, by filing or prosecuting a lawsuit or charge based on claims that the Employee has released, or if any representation made by the Employee in this Agreement was false when made, the Employee (1) shall forfeit all right to future benefits under this Agreement,
(2) must repay all benefits previously received, upon the Company's demand, and
(3) must pay reasonable attorneys' fees and all other costs incurred as a result of the Employee's breach or false representation, such as the cost of defending any suit brought with respect to a released claim by the Employee or other owner of a released claim.

          (b) CHALLENGES TO VALIDITY: Should the Employee attempt to challenge the enforceability of this Agreement, the Employee shall initially tender to the payor, by certified checks delivered to the Company, all amounts received pursuant to this Agreement, plus interest and invite the Company to cancel this Agreement. In the event the Company accepts this offer, this Agreement shall be canceled. In the event the Company does not accept this offer, the Company shall so notify the Employee and the amount tendered by the Employee shall be placed in an interest-bearing account pending a determination of the enforceability of this Agreement. If the Agreement is determined to be enforceable, the amount in the account shall be repaid to the Employee; if this Agreement is not enforceable, the amount in the account shall be retained by the Company or its designee.

     SEVEN: PERIOD FOR CONSIDERATION OF AGREEMENT.
            -------------------------------------

          The Employee acknowledges that the Employee was given a period of at least forty-five days to review and consider this Agreement before signing it. The Employee further acknowledges that the Employee (1) took advantage of this period to consider this Agreement before signing it, (2) carefully read this Agreement, (3) fully understands it and is entering into it voluntarily.

    EIGHT:   Encouragement to Consult with Attorney.
             --------------------------------------

            The Employee acknowledges that the Company strongly encouraged the Employee to discuss this Agreement with an attorney (at the Employee's own expense) before signing this Agreement and that, to the extent the Employee deemed it appropriate, the Employee did so.

    NINE:    Effective Date of Agreement.
             ---------------------------

            The Employee may revoke this Agreement within seven days after the Employee signs it. The last day on which this Agreement can be revoked is called the "Last Revocation Day." Revocation shall be made by delivering a written notice of revocation to Gary J. Goberville, Vice President, Human Resources, at GenCorp Inc. 175 Ghent Road, Fairlawn, Ohio 44333-3300, no later than the close of business on the Last Revocation Day. If the Employee revokes this Agreement, it shall not become effective and the Employee will not receive the amounts or benefits described in Section One. If the Employee does not revoke this Agreement, it shall become effective on the day after the Last Revocation Day.

    TEN:     Severability.
             ------------

            The provisions of this Agreement are severable. If any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

    ELEVEN:  Governing Laws.
             --------------

            The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

     TWELVE:  Nature, Effect and Interpretation of this Agreement.
              ---------------------------------------------------

            (a) ENTIRE AGREEMENT: This is the entire Agreement between the Employee and the Company; it may not be modified or cancelled in any manner
except by a writing signed by both the Company and the Employee.   The Company
has made no promises to the Employee other than those in this Agreement. It is not necessary that the Company sign this Agreement for it to become binding upon the Company and the Employee. It shall be binding on the Company when it becomes irrevocable pursuant to Section Nine.

            (b) SUCCESSORS AND ASSIGNEES: This Agreement shall bind the Employee's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of all Releasees and their respective heirs, administrators, representatives, executors, successors and assigns.

            (c) INTERPRETATION: This Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement are intended solely for convenience of reference and shall not be used in the interpretation of any of this Agreement.

            (d) IMPLEMENTATION: The Company and the Employee both agree that, without the receipt of further consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

     PLEASE READ THIS AGREEMENT CAREFULLY AND CONSULT A LAWYER IF YOU HAVE ANY QUESTIONS OR CONCERNS. IT CONTAINS A RELEASE OF ALL CLAIMS, PRESENT OR FUTURE, WHETHER KNOWN OR UNKNOWN.





   Executed at __________________, ____________, this ____ day of

_______________, 19__.

                          EMPLOYEE


                          _____________________
                          Signature of Employee


                          GENCORP INC.


                          By:___________________

                                                                       EXHIBIT B

                                  CERTIFICATE
                                  -----------


  I, ____________ the _________ of AEROJET-GENERAL CORPORATION do hereby certify to _______________ as follows:

  1. In my capacity described above, I am responsible for management of the ___________ function.

  2. I have received and am familiar with the representations and warranties contained in Section ____ of the ___________ Agreement to be entered into between _________ and _________ ("Purchase Agreement").

  3. I have participated in the preparation of parts ____ of the Disclosure Statement to be delivered to _____________ as part of the Purchase Agreement.

  4. In preparing the Disclosure Statement I have made reasonable inquiries of knowledgeable persons and reviewed relevant documentation and other materials.

  5. I believe that the representations and warranties contained in Section ____ of the Purchase Agreement and Schedule ____ of the Disclosure Statement are accurate and complete in all material respects.

  I understand that ________ intends to rely on this Certificate in connection with the execution of the Purchase Agreement and delivery of the Purchase Agreement and Disclosure Statement to ___________.

 IN WITNESS WHEREOF,  I have executed this Certificate this ____ day of ______,

199_.

                                    _________________________
                                    Name


WITNESSES:

____________________
Name
____________________
Date

____________________
Name
____________________
Date

                                                        EXHIBIT D

                                  GENCORP INC.

                          LONG-TERM INCENTIVE PROGRAM





                           Effective January 27, 1993
                                     And As
                             Amended March 31, 1993

                                  GENCORP INC.
                          LONG-TERM INCENTIVE PROGRAM


                               Table of Contents


                                                                                                        Page
                                                                                                        ----
Article      1         Establishment, Purpose and Duration of Program                                    1

           1.1         Establishment                                                                     1
           1.2         Purpose                                                                           1
           1.3         Effective Date                                                                    1
           1.4         Duration of Program                                                               1

Article      2         Definitions and Interpretation                                                    1

           2.1         Definitions                                                                       1
           2.2         Gender and Number                                                                 4
           2.3         Time of Exercise                                                                  5
           2.4         Amendments                                                                        5
           2.5         Severability                                                                      5

Article      3         Overview of Program                                                               5

Article      4         Performance Awards                                                                6

           4.1         Eligibility for Performance Awards                                                6
           4.2         Performance Criteria                                                              6
           4.3         Performance Goals                                                                 7
           4.4         Amounts of Performance Awards                                                     7

Article      5         Performance Periods                                                               8

           5.1         Performance Periods                                                               8

Article      6         Payment of Awards                                                                 8

           6.1         Payment of Awards                                                                 8
           6.2         Nontransferability                                                                8
           6.3         Tax Withholding                                                                   8

                                                                                                        Page
                                                                                                        ----
Article      7         Rights to Performance Awards After
                       Death, Disability, Retirement or Other
                       Termination of Employment                                                         9

           7.1         Death                                                                             9
           7.2         Disability                                                                        9
           7.3         Retirement                                                                        9
           7.4         Termination For Other Reasons                                                    10

Article      8         Beneficiary Designation                                                          10

           8.1         Designation                                                                      10
           8.2         Effectiveness                                                                    10
           8.3         Revocation                                                                       11

Article      9         Rights of Employees                                                              11

           9.1         Participation                                                                    11
           9.2         Employment                                                                       11
           9.3         Transfer                                                                         11
           9.4         Compensation                                                                     11

Article     10         Administration                                                                   12

           10.1        Committee                                                                        12
           10.2        Power of the Committee                                                           12
           10.3        Committee Decisions                                                              12
           10.4        Delegation                                                                       12

Article      11        Disputes                                                                         13

           11.1        Disputes                                                                         13
           11.2        Notice                                                                           13
           11.3        Decision                                                                         13
           11.4        Lawsuit                                                                          14

Article     12         Amendment and Termination                                                        14

           12.1        Amendment and Termination                                                        14
           12.2        Performance Awards                                                               14

Article     13         Indemnification                                                                  14

                                                                                                        Page
                                                                                                        ----
           13.1        Indemnity                                                                        14
           13.2        Additional Right                                                                 15

Article     14         Miscellaneous                                                                    15

           14.1        Unfunded Program                                                                 15
           14.2        Costs of Program                                                                 15
           14.3        Governing Law                                                                    15

                                  GENCORP INC.
                          LONG-TERM INCENTIVE PROGRAM
                          (As Amended March 31, 1993)


               1.  Establishment, Purpose and Duration of Program
                   ----------------------------------------------

         1.1 ESTABLISHMENT: GenCorp Inc. hereby establishes a long-term incentive program, as set forth herein, which will be called "GenCorp Inc. Long-Term Incentive Program".

         1.2 PURPOSE: The purpose of the program is to promote the success and enhance the value of the Company by linking the personal interests of Participants to the interests of the Company's shareholders and providing to Participants an incentive for outstanding performance. The program also is intended to provide to the Company flexibility in its ability to hire, motivate, and retain the services of Participants whose judgment, interest and efforts contribute significantly to the successful conduct of the Company's business.

         1.3 EFFECTIVE DATE: When approved by the Company's Directors, the program will become effective on the Effective Date, January 27, 1993.

         1.4 DURATION OF PROGRAM: The program will commence on the Effective Date and will remain in effect until terminated by the Directors in accordance with Section 12.1.

                       2.  Definitions and Interpretation
                           ------------------------------

         2.1 DEFINITIONS: Whenever used in the program, the following words shall have the meanings set forth in this Section 2.1 and, when such meaning is intended, the initial letter of the word will be capitalized.

                 (a) ANNUAL COMPENSATION: The sum of (i) the base salary paid to a Participant during a Fiscal Year while the Participant is employed in an Eligible Position, and (ii) that portion of the Participant's year-end payment for such fiscal year which is determined by the Directors to be attributable to the Participant's employment in such Eligible Position.

                 (b) AVERAGE ANNUAL COMPENSATION: If a Performance Period includes two or more Fiscal Years, the sum of a Participant's Annual Compensation in each such Fiscal Year, divided by the number of such Fiscal Years (even if the Participant did not have Annual Compensation in all Fiscal Years in the Performance Period).

                 (c) BENEFICIARY: The person or persons determined in accordance with Article 9.

                 (d)      CODE: The Internal Revenue Code of 1986.

                 (e) COMMITTEE: The Compensation Committee of the Directors or other committee designated by the Directors as provided in Section 10.1.

                 (f) COMPANY: GenCorp Inc., an Ohio corporation having its registered offices at 175 Ghent Road, Fairlawn, Ohio 44333-3300.

                 (g) DIRECTOR: A person elected by the Company's shareholders or Directors pursuant to the Company's Articles of Incorporation and Code of Regulations to serve, and who serves during the term of this program, as a director of the company.

                 (h) DISABILITY: A permanent and total disability, physical or mental, as defined in the GenCorp Long-Term Disability program and as determined by the Committee.

                 (i) ELIGIBLE POSITION: A position of employment with the Company specified by the Directors in Part A of the Appendix for each Performance Period.

                 (j) EMPLOYEE: Each full-time salaried employee (including, without limitation, a Director who also is an employee) of the Company or a Participating Subsidiary, who is not in a bargaining unit represented by a labor organization.

                 (k) FISCAL YEAR: The Company's fiscal year which is the annually recurring period of twelve (12) consecutive calendar months, commencing on December 1 and ending on November 30.

                 (l) PROGRAM: The GenCorp Inc. Long-Term Incentive Program, as described in this document.

                 (m) PARTICIPANT: An Employee who is employed, during a Performance Period, in an Eligible Position specified by the Directors for such Performance Period.

                 (n) PARTICIPATING SUBSIDIARY: Any domestic corporation in which the Company owns directly, or indirectly through a subsidiary, at least fifty percent (50%) of the total combined voting power of all classes of stock and whose directors adopt and ratify the Program in a manner determined by the Committee.

                 (o) PERFORMANCE AWARD: A cash payment determined pursuant to Article 4 and paid to a Participant pursuant to Article 6.

                 (p) PERFORMANCE CRITERIA: The measures of economic achievement selected by the Directors for a specific Performance Period and set forth in Part B of the Appendix for that Performance Period in accordance with Section 4.2.

                 (q) PERFORMANCE GOALS: The specified levels of economic achievement, based on the selected Performance Criteria, established by the Directors and set forth in Part C of the Appendix for each Performance Period in accordance with Section 4.3.

                 (r) PERFORMANCE PERIOD: Each successive and overlapping period of three consecutive Fiscal Years authorized by the Directors in accordance with Section 5.1.

         2.2 GENDER AND NUMBER: Except as otherwise indicated by the context, any masculine term used herein also includes the feminine; any singular term includes the plural thereof; and any plural term includes the singular thereof.

         2.3 TIME OF EXERCISE: Any action or right specified in the Program may be taken or exercised at any time and from time to time unless a specific time is designated herein for the taking or exercise thereof.

         2.4 AMENDMENTS: The Program and each law and/or regulation mentioned herein will be deemed to include each and every amendment thereof.

         2.5 SEVERABILITY: If any provision of the Program is held illegal or invalid for any reason, the illegal or invalid provision will be severed and, to the extent possible, the remaining provisions of the program will be enforced as if such illegal or invalid provision had not been included herein.

                          3.  Overview of the Program
                              -----------------------


         The Program is designed to allow Participants to earn cash Performance Awards based upon attainment by the Company and/or the appropriate operating segment (Aerojet, Automotive or Polymer Products) of specific Performance Goals established by the Directors for each Performance Period. For each Performance Period, the Directors shall set forth in an Appendix hereto (i) the Eligible Positions specified by the directors as Participants in the Program, (ii) Performance Criteria (Section 4.2), (iii) Performance Goals and a description of how the relative attainment of Performance Goals by the Company and the operating segments affect the Performance Award for the holder of each Eligible Position (Section 4.3), and (iv) a schedule of Participants' eligibility for Performance Awards based upon the degree of attainment of Performance Goals (Section 4.4).

                             4.  Performance Awards
                                 ------------------

         4.1 ELIGIBILITY FOR PERFORMANCE AWARDS: Upon attainment and satisfaction of the Performance Goals and other specific terms and conditions established in accordance with this Article 4, each Participant shall be entitled to receive a Performance Award following the conclusion of the applicable Performance Period. A Performance Award shall constitute a cash payment calculated as a percentage of the Participant's Average Annual Compensation in accordance with Section 4.4.

         4.2 PERFORMANCE CRITERIA: For the purpose of setting Performance Goals, the Directors shall establish Performance Criteria for each Performance Period. The Directors may use such measures as return on total capital, return on assets employed, return on equity, earnings growth, revenue growth, cash flow, comparisons to peer companies or such other measure or measures of performance in such manner as the Directors deem appropriate. Different Performance Criteria may be established for each operating segment and for the Company as a whole. The Performance Criteria established by the Directors for each Performance Period shall be set forth in Part B of the Appendix applicable to that Performance Period.

         4.3 PERFORMANCE GOALS: Based upon the Performance Criteria chosen for a Performance Period, the Directors shall establish precise measures of achievement as specified Performance Goals for that Performance Period. The Directors may specify different Performance Goals for each segment, for each division within each segment, and for the Company as a whole and may determine separately the applicability and relative weighting of such different Performance Goals for each Eligible Position. Such Performance Goals and the application and weighting of such Performance Goals for each Eligible Position shall be set forth in Part C of the Appendix for each Performance Period. A Participant who occupies, successively, more than one Eligible Position during a Performance Period shall have his Performance Award determined on a pro rata basis based upon the Performance Goals applicable to each such Eligible Position.

         4.4 AMOUNTS OF PERFORMANCE AWARDS: The amount of a Participant's Performance Award, if any, shall be determined in accordance with a schedule set forth in Part D of the Appendix for each Performance Period. Such schedule will be determined by the Directors for each Performance Period, and generally will provide a Performance Award payable as either (i) a specified percentage of the Participant's Average Annual Compensation for attainment of the threshold, target or maximum Performance Goal established by the Directors,
(ii) a prorated percentage of the Participant's Average Annual Compensation upon attainment of a level of economic achievement greater than the threshold Performance Goal but less than the target Performance Goal, or (iii) a prorated percentage of the Participant's Average Annual Compensation upon attainment of a level of economic achievement greater than the target Performance Goal but less than the maximum Performance Goal.

                            5.  Performance Periods
                                -------------------

         5.1 PERFORMANCE PERIOD: Subject to the Directors' adoption of Performance Criteria and Performance Goals pursuant to Article 4, there shall be successive and overlapping Performance Periods having a duration of three fiscal years each. The First Performance Period shall commence on December 1, 1992 and terminate on November 30, 1995.

                              6. Payment of Awards
                                 -----------------


         6.1 PAYMENT OF AWARDS: Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period in cash.

         6.2 NONTRANSFERABILITY: All rights to payment under Performance Awards shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Article 7 hereof.

         6.3 TAX WITHHOLDING: The Company shall have the right to deduct from any payment made under the program any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes.

           7. Rights to Performance Awards After Death, Disability, Retirement or Other Termination of Employment
               -----------------------------------------------------


         7.1 DEATH: If a Participant's employment with the Company or a Participating Subsidiary terminates by reason of death, the Participant's Beneficiary shall be entitled to receive, at such times as normally payable,
(i) any Performance Award due to the Participant at the time of his death for any Performance Period already completed, and (ii) any

Performance Award which would become payable for any Performance Period which has not been completed at the time of his death.

         7.2 DISABILITY: If a Participant's employment with the Company or a Participating Subsidiary terminates by reason of disability, the Participant shall be entitled to receive, at such times as normally payable, (i) any Performance Award due to the Participant at the time of his employment termination for any Performance Period already completed, and (ii) any Performance Award which would become payable for any Performance Period which has not been completed at the time of his employment termination.

         7.3 RETIREMENT: If a Grantee's employment with the Company or a Participating Subsidiary terminates by reason of retirement, the Participant shall be entitled to receive, at such times as normally payable, (i) any Performance Award due to the Participant at the time of his retirement for any Performance Period already completed, and (ii) any Performance Award which would become payable for any Performance Period which has not been completed at the time of his retirement.

         7.4 TERMINATION FOR OTHER REASONS: Upon termination of a Participant's employment with the Company or a Participating Subsidiary for any reason other than those specified in Sections 7.1 through 7.3 above, the Participant shall be entitled to receive, at such times as normally payable, any Performance Award due to him for any Performance Period already completed. However, the Participant shall not be entitled to receive any Performance Award for any current Performance Period.

                          8.  Beneficiary Designation
                              -----------------------

         8.1 DESIGNATION: A Participant may name any Beneficiary (contingently or successively) to whom any benefit under the Program is to be paid if the Participant dies before receiving such benefit. Absent such designation, any benefit which is due but not paid to a Participant under the program during his lifetime will be payable to the Participant's estate.

         8.2 EFFECTIVENESS: The designation of a Beneficiary will be effective only when the Participant designates his Beneficiary in the form prescribed by the Company and delivers it to the Company's Secretary during the Participant's lifetime.

         8.3 REVOCATION: The designation of a Beneficiary as herein provided will revoke each prior designation of a Beneficiary by the Participant.

                            9.  Rights of Employees
                                -------------------

         9.1 PARTICIPATION: Except as provided in Article 4, no Employee will have the right to participate in the Program or, having been a Participant for any Performance Period, to continue to be a Participant in any subsequent Performance Period.

         9.2 EMPLOYMENT: Nothing in the Program will interfere with or limit the right of the Company or a Participating Subsidiary to terminate any Participant's employment, nor confer to any Participant any right to continue in the employ of the Company or a Participating Subsidiary.

         9.3 TRANSFER: For purposes of the program, transfer of a Participant's employment between the Company and a Participating Subsidiary or between Participating Subsidiaries will not be deemed a termination of employment.

         9.4 COMPENSATION: No benefit or other amount paid to a Participant pursuant to the Program will be included in the Participant's compensation or earnings for purposes of any pension or other employee benefit program of the Company or any Participating Subsidiary.

                              10.  Administration
                                   --------------

         10.1 COMMITTEE: The Compensation Committee of the Directors (or any other committee of not less than three (3) Directors, which the Directors may appoint) will administer the Program. No member of the Committee may be an Employee.

         10.2 POWER OF THE COMMITTEE: The Committee will have full authority and power to (i) interpret and construe the Program; and (ii) establish, amend and/or waive rules and regulations for the Program's administration.

         10.3 COMMITTEE DECISIONS: The Committee will make all determinations and decisions hereunder by not less than a majority of its members. The Committee may act or take action by written instrument or vote at a meeting convened after reasonable notice. The Committee's determinations and decisions hereunder, and related orders or resolutions of the Directors, will be final, binding and conclusive on all persons, including the Company, its stockholders, Participating Subsidiaries, employees, Participants and Beneficiaries.

         10.4 DELEGATION: The Committee may delegate any authority or power conferred to it under the Program as and to the extent permitted by law.

                                 11.  Disputes
                                      --------

         11.1 DISPUTES: The Committee will have full and exclusive authority to determine all disputes and controversies concerning the interpretation of the Program to the fullest extent permitted by law.

         11.2 NOTICE: If any Participant disputes any decision or determination by the Committee, the Company or any Participating Subsidiary concerning the administration of the

Program or any provision of the Program, the Participant must give written notice to the Committee as to such dispute at least ninety (90) days prior to commencing any lawsuit or legal proceeding in connection therewith. The Participant must give such notice of dispute by delivering to the Company's Secretary written notice which identifies the dispute and any provision of the Program in question. Such notice will be a condition of participation in the Program and failure to satisfy such condition will extinguish all rights of the Participant to any payment pursuant to the Program.

         11.3 DECISION: Promptly (but within seventy-five (75) days after notice of dispute), the Committee will review and decide the dispute and give the Participant written notice of its decision. Except as provided in Section 11.4, the Committee's decision will be final and binding on the Company, the Company's shareholders, Participating Subsidiaries, and the Participant (including his Beneficiary).

         11.4 LAWSUIT: A Participant may institute a lawsuit in connection with the Committee's decision involving his rights under the Program within one hundred and eighty (180) days after receiving the Committee's decision, but such lawsuit will be limited to whether the Committee acted in good faith and its decision was reasonable under the circumstances and in light of the information available to and considered by the Committee.

                         12.  Amendment and Termination
                              -------------------------


         12.1 AMENDMENT AND TERMINATION: The Directors may terminate, amend, or modify the Program at any time or for any reason.

         12.2 PERFORMANCE AWARDS: No termination, amendment, or modification of the Program will in any manner adversely affect any Participant's rights to receive a Performance Award previously earned under the Program.

                              13.  Indemnification
                                   ---------------

         13.1 INDEMNITY: The Company will defend and indemnify each person who is or has been a member of the Committee in respect of any claim which is asserted against him and is based on his action or failure to take action under or in connection with the program or any agreement related to the Program; provided that such person gives the Company notice of such claim, cooperates with the Company in defense of such claim, permits the Company to control the defense of such claim prior to his undertaking any defense on his own behalf and confers to the Company full authority to compromise and settle the claim.

         13.2 ADDITIONAL RIGHT: The indemnity provided under Section 13.1 will be in addition to, and not in lieu of, any other right of indemnification to which such person may be entitled under the Company's Code of Regulations, as a matter of law or otherwise, and will not exclude any other power that the Company may have to defend and indemnify him.

                               14.  Miscellaneous

         14.1 UNFUNDED PROGRAM: The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Performance Awards under the program. Any liability of the Company to any person with respect to any Performance Award under the Program shall be based solely upon any contractual obligations that may be effected pursuant to the Program. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         14.2 COSTS OF PROGRAM: The costs and expenses of administering the Program shall be borne by the Company.

         14.3 GOVERNING LAW: To the extent not preempted by federal law, the Program and all agreements hereunder will be governed by and interpreted in accordance with the laws of the State of Ohio.

                                                        EXHIBIT E


                           RESTRICTED STOCK AGREEMENT

                                  GENCORP INC.

                                 November 1994


 AGREEMENT, Made in Fairlawn, Ohio as of November 9, 1994 between GenCorp Inc., an Ohio corporation ("Company") and the undersigned non- employee director of the Company ("Director").

 Whereas the Company desires to increase Director's identification with the interests of its shareholders and to increase Director's compensation for service on the Board of Directors of the Company ("Board") by granting to Director 1,000 (One Thousand) shares of GenCorp Inc. Common Stock, $0.10 par value per share ("Shares"), subject to the conditions and restrictions set forth in this Restricted Stock Agreement ("Agreement").

 NOW, THEREFORE, In consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties hereto agree as follows:

 1. GRANT OF SHARES. As consideration for services to be rendered as a member of the Board, the Company will issue in the name of the Director 1,000 Shares which shall be subject to restrictions described below and shall be legended as having been issued in a private transaction not registered with the Securities and Exchange Commission.

 2. ESCROW OF SHARES DURING RESTRICTION PERIOD. In aid of the restrictions to which the Shares shall be subject pursuant to this Agreement, the Shares shall be deposited with the Shareholder Services Department of the Company which serves as Transfer Agent for the Company's Common Stock and shall be so held by the Company during the period of Director's service on the Board ("Restriction Period").

 3. SHAREHOLDER RIGHTS. Director shall, during the Restriction Period, have the right to vote all Shares deposited hereunder and to receive all dividends and other distributions paid with respect to such Shares.

 4. AUTOMATIC DIVIDEND REINVESTMENT. As to the Shares deposited hereunder, Director shall be automatically enrolled in GenCorp's Automatic Dividend Reinvestment Service ("Service"), pursuant to the "Terms and Conditions of Participation" as set forth in the brochure provided to Director herewith. Additional shares of GenCorp common stock accumulated pursuant to the dividend reinvestment feature shall be freely transferable, subject to the terms and conditions of the Service. Director may decline to participate in such Service by so indicating below his signature on this Agreement.

 5. ADJUSTMENTS. Shares issued pursuant to this Agreement and held by the Company during the Restriction Period will be subject to the same adjustment, if any, accorded to all other outstanding shares in the event of (i) any change in the total number of shares of common stock of the Company outstanding or the number or kind of securities into which shares have been changed, (ii) any reorganization or change in the Company's capital structure, or (iii) any other transaction or event having an effect similar to the foregoing.

 6. VESTING. Unless vesting is accelerated pursuant to paragraph 9 hereof, ownership of the Shares deposited hereunder shall vest irrevocably in the Director, subject to the other terms and restrictions of this Agreement, pursuant to the following schedule:

Number of Shares                   Vesting Date             Total Shares Vested
- - ----------------                   ------------             -------------------
   Vested                                                         To Date
   ------                                                         -------
    200                      November 9, 1994                       200
    200                      November 9, 1995                       400
    200                      November 9, 1996                       600
    200                      November 9, 1997                       800
    200                      November 9, 1998                     1,000

 7. RESTRICTIONS ON TRANSFER. During the Restriction Period, the Shares may not be sold, transferred, pledged, assigned, alienated or hypothecated, or otherwise transferred to another person whether by operation of law or otherwise, except by will, the laws of descent and distribution or a qualified domestic relations order.

 8. BENEFICIARY DESIGNATION. Director may designate any beneficiary or beneficiaries (contingently or successively) to whom Shares are to be paid if Director dies during the Restriction Period, and may at any time revoke or change any such designation. Absent such designation, any Shares which are due to Director under this Agreement upon Director's death will be payable to Director's estate. The designation of a Beneficiary will be effective only when Director has delivered a completed Designation of Beneficiary form to the Company's Secretary. A successive designation of Beneficiary will revoke a prior designation.

    9. TERMINATION DUE TO DEATH, DISABILITY, OR RETIREMENT. If Director's service on the Board terminates by reason of his or her death, disability or retirement under the Non-Employee Directors' Retirement Plan, Shares not already vested, if any, shall automatically vest, the Restriction Period shall terminate and all restrictions shall lapse.

   10. TERMINATION DUE TO OTHER REASONS. If Director's service on the Board terminates for any reason other than a reason set forth in paragraph 9 above, the number of Shares which have not vested prior to such date of termination will be forfeited and cancelled as of such date. Notwithstanding the foregoing, by a majority vote of the directors then in office (with the terminating director abstaining), the Board shall have the right, in its sole discretion, to waive the forfeiture of all or any portion of such Shares subject to such terms as it deems appropriate.

   11.     DISPUTES.    The Board shall have full and exclusive authority
to determine all disputes and controversies concerning the interpretation of this Agreement by a majority vote of the directors then in office (with any disputing director abstaining).

   12. NOTICES. All written notices and communications directed to the Company pursuant to this Agreement must be addressed to GenCorp Inc., 175 Ghent Road, Fairlawn, Ohio 44333-3300; Attention: Secretary. All communications directed to Director pursuant to this Agreement will be mailed to the Director's current address as recorded on the payroll records of the Company.

   13. GOVERNING LAW. To the extent not preempted by federal law, this Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company and by the Director as of the 9th day of November, 1994.

                                                   GENCORP INC.


                                                   By:__________________________
                                                      J. B. Yasinsky
                                                      Chief Executive Officer

Agreed to and accepted:

__________________________________
Director Signature*





TO OPT OUT OF PARTICIPATION IN THE COMPANY'S AUTOMATIC DIVIDEND REINVESTMENT SERVICE, INITIAL THE STATEMENT BELOW:

____     I DO NOT ELECT TO PARTICIPATE IN THE AUTOMATIC DIVIDEND REINVESTMENT
         SERVICE





*Sign and return one copy by December 1, 1994 to GenCorp Inc., 175 Ghent Road, Fairlawn, Ohio 44333-3300; Attention: Secretary.


restragr.cas